                                                                   EXHIBIT 10.14

                             PEGASUS SOLUTIONS, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                   AMENDED AND RESTATED EFFECTIVE JULY 1, 2002

                                TABLE OF CONTENTS

                                                                                                PAGE
                                                                                                ----
ARTICLE I     ESTABLISHMENT AND PURPOSE ......................................................    1

     1.1      Establishment ..................................................................    1
     1.2      Purpose ........................................................................    1

ARTICLE II    DEFINITIONS AND CONSTRUCTION ...................................................    1

     2.1      Definitions ....................................................................    1
     2.2      Construction ...................................................................    8

ARTICLE III   PARTICIPATION ..................................................................    8

     3.1      Selection of Participants ......................................................    8

ARTICLE IV    BENEFITS .......................................................................    8

     4.1      Eligibility for Benefits .......................................................    8
     4.2      Amount of Benefits .............................................................    9
     4.3      Form of Payment ................................................................    9
     4.4      Optional Forms of Payment ......................................................    9
     4.5      Termination of Employment for Good Reason following a Change of Control ........   10

ARTICLE V     FUNDING AND OTHER MATTERS ......................................................   10

     5.1      No Trust Required ..............................................................   10
     5.2      Funding of Obligation ..........................................................   11
     5.3      Continued Employment ...........................................................   11
     5.4      Restriction on Assignment ......................................................   11
     5.5      Binding on Company, Participants and Their Successors ..........................   11
     5.6      Governing Law ..................................................................   11
     5.7      Severability ...................................................................   11

ARTICLE VI    ADMINISTRATION .................................................................   11

     6.1      Administration .................................................................   11
     6.2      Finality of Determination ......................................................   12
     6.3      Expenses .......................................................................   12
     6.4      Indemnification and Exculpation ................................................   12
     6.5      Claims Procedure ...............................................................   12

ARTICLE VII   AMENDMENT AND TERMINATION ......................................................   13

     7.1      Amendment and Termination ......................................................   13

                             PEGASUS SOLUTIONS, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                   ARTICLE I

                            ESTABLISHMENT AND PURPOSE

         1.1 Establishment. Pegasus Systems, Inc. established the PEGASUS SYSTEMS, INC. SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN (the "Plan"), effective as of January 1, 2000. Thereafter, Pegasus Systems, Inc. changed its name to Pegasus Solutions, Inc. (the "Company"). The name of the Plan is hereby changed to the PEGASUS SOLUTIONS, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN, and the Plan is amended and restated effective as of July 1, 2002 (the "Effective Date").

         1.2 Purpose. The purpose of the Plan is to promote in a select group of its management or highly compensated employees and those of its affiliates the strongest interest in the successful operation of the business and increased efficiency in their work, to align the financial interests of such employees with those of Company shareholders, to ensure competitive pay and benefits for those individuals and to provide an opportunity for accumulation of funds for their retirement. It is intended that the Plan be "unfunded" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and not be construed to provide income to any participant or beneficiary under the Internal Revenue Code of 1986, as amended (the "Code") prior to actual receipt of benefits hereunder.

                                   ARTICLE II

                          DEFINITIONS AND CONSTRUCTION

         2.1 Definitions. The following words and phrases shall have the meaning set forth below unless a different meaning is plainly required by the context:

                  (a) The term "ACCRUED BENEFIT" shall mean a Participant's monthly retirement benefit equal to the greater of:

                           (i) three percent (3%) of the Participant's Monthly Target Total Cash Compensation as of July 1, 2002 multiplied by the Participant's Years of Service as of July 1, 2002, increased by five percent (5%) compounded annually until the Participant's Determination Date, but not to exceed sixty percent (60%) of the greater of (A) the Participant's Monthly Target Total Cash Compensation as of July 1, 2002 or (B) the Participant's Final Average Compensation; provided that the maximum benefit for the Chief Executive Officer of the Company is seventy percent (70%) of the greater of (A) or (B); or

                           (ii) one-half percent (1/2%) of the Participant's Final Average Compensation multiplied by Years of Service.

                  (b) The term "ACTUARIALLY EQUIVALENT" shall mean a benefit differing in time, period, and/or manner of payment from a specified benefit provided under this Plan, but having the same value at the date of commencement of benefits when computed using the 1994 GAM Static Male Table and an interest rate equal to the annual rate of interest on 30-year Treasury securities in effect for the second calendar month preceding the Plan Year of the distribution.

                  (c) The term "ADMINISTRATIVE COMMITTEE" shall mean the Compensation and Benefits Administrative Committee of the Company; provided, however, that during any period the Compensation and Benefits Administrative Committee is not constituted, the term shall mean the Compensation Committee.

                  (d) The term "BENEFICIARY" shall mean the person or persons designated by a Participant to receive payment of all or a designated portion of the Participant's benefit payable under this Plan in the event of the Participant's death. Each Beneficiary designation shall be in the form prescribed by the Administrative Committee and will be effective only when filed with the Administrative Committee during the Participant's or former Participant's lifetime. Each Beneficiary designation filed with the Administrative Committee will cancel all Beneficiary designations previously filed with the Administrative Committee. If any Participant or former Participant fails to designate a Beneficiary in the manner provided above; or if the Beneficiary designated by a Participant or former Participant dies before him and the Participant or former Participant fails to designate a new Beneficiary, or if the Beneficiary designated by a deceased Participant or former Participant dies before complete distribution of the deceased Participant's or former Participant's benefit, the Administrative Committee shall direct that such Participant's or former Participant's benefit be paid:

                           (i) To the surviving spouse of such Participant or former Participant;

                           (ii)     To the surviving children, and the
                                    descendants of any deceased child, per
                                    stirpes, of the Participant or former
                                    Participant;

                           (iii) To the Participant's surviving brothers and sisters; or

                           (iv) To the Participant's estate (executor or administrator).

                           In the event of the Participant's death, the Company shall make benefit payments payable under this Plan to the Participant's Beneficiary. Any payment made by the Company to the Participant's Beneficiary in good faith shall fully discharge the Company from its obligations with respect to such payment, and the Company shall have no further obligation to see to the application of any money so paid.

                  (e) The term "BENEFIT COMMENCEMENT DATE" shall mean the first day a benefit is paid to a Participant under this Plan.

                  (f) The term "BOARD" shall mean the Board of Directors of the Company.

                  (g) The term "CAUSE" shall mean a Participant's termination of employment due to:

                           (i) His conviction or plea of guilty or no contest to a felony involving fraud or embezzlement with respect to his employment with the Company; or

                           (ii) His violation of any non-competition or non-disclosure agreement with the Company, or his conviction or plea of guilty or no contest to an intentional and willful violation of federal securities laws involving his duties at the Company or Company securities.

                           Notwithstanding the preceding sentence, the
                           Compensation Committee may, in its discretion, determine that a termination of employment following an event described above shall not be deemed for "Cause."

                  (h) The term "CHANGE OF CONTROL" shall mean the occurrence of any one of the following events:

                           (i) An acquisition of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 12(d) or 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than any parent, subsidiary or affiliate of the Company immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange
                                    Act) of more than fifty percent (50%) of the combined voting power of the Company's then outstanding voting securities; provided, however, in determining whether a Change of Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change of Control. A "Non-Control Acquisition" shall mean an acquisition by
                                    (A) an employee benefit plan (or a trust forming a part thereof) maintained by (1) the Company or (2) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary") or (B) the Company or its Subsidiaries;

                           (ii) The individuals who, as of the effective date of the amendment and restatement of the Plan, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least one half (1/2) of the members of the Board; provided, however, that if the election, or nomination for election of any new director was approved by a vote of the members of the Board as provided by the Company's Bylaws, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                           (iii) A complete liquidation or dissolution of the Company, or

                           (iv) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary or a parent in a Non-Control Acquisition).

                  (i) The term "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  (j) The term "COMPANY" shall mean Pegasus Solutions, Inc., a Delaware Corporation, its corporate successors, and the surviving entity resulting from any merger of Pegasus Solutions, Inc. with any corporation or other entity.

                  (k) The term "COMPENSATION" shall mean the Participant's earned income, salary, bonus and other remuneration from the Employer, including Savings Contributions to the Pegasus Solutions, Inc. Executive Deferred Compensation Plan and contributions to the Pegasus Solutions, Inc. 401(k) Savings Plan or a cafeteria plan pursuant to section 125 of the Code, but excluding amounts realized from the exercise of a non-qualified stock option or when restricted stock or property held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture under section 83 of the Code, "gross-up" payments of any kind, reimbursements or other expense allowances, and moving expenses, as determined in the discretion of the Compensation Committee. Notwithstanding the foregoing, Compensation shall also include severance pay under the terms of an Employment Agreement during the period described thereunder.

                  (l) The term "COMPENSATION COMMITTEE" shall mean the Compensation Committee of the Board; provided however, that during any period the Compensation Committee is not constituted, the term shall mean the Board.

                  (m) The term "DATE OF PARTICIPATION" shall mean the date the Compensation Committee specifies as the first day an Employee commences participation in the Plan.

                  (n) The term "DETERMINATION DATE" shall mean the date on which a Participant ceases to be an Employee for any reason or, if a Participant's Employment Agreement entitles him or her to continued benefits under the Plan after termination of employment, the last day of the month in which his or her continued benefits cease.

                  (o) The term "EARLY RETIREMENT" shall mean the termination of the Participant's status as an Employee after the Participant attains age fifty
                           (50), provided such termination is approved by the Compensation Committee as a "retirement" for purposes of this Plan.

                  (p) The term "EMPLOYEE" shall mean an individual on the payroll of an Employer whose wages from the Employer are subject to withholding for purposes of Federal income taxes and for purposes of the Federal Insurance Contributions Act or any individual designated by the Compensation Committee as an Employee for purposes of the Plan.

                  (q) The term "EMPLOYER" shall mean Pegasus Solutions, Inc. and any other affiliate of the Company which employs a Participant.

                  (r) The term "EMPLOYMENT AGREEMENT" shall mean a written employment agreement in effect between the Company and a Participant.

                  (s) The term "FINAL AVERAGE COMPENSATION" shall mean the highest average monthly Compensation received by the Participant from the Employer during any period of thirty-six (36) consecutive calendar months within the period of one hundred and twenty (120) consecutive calendar months ending on the Participant's Determination Date. If the Participant is an Employee of the Employer for less than thirty-six (36) consecutive calendar months, the Participant's Final Average Compensation shall be the average monthly Compensation received by the Participant from the Employer during the Participant's period as an Employee ending on the Participant's Determination Date.

                  (t) The term "GOOD REASON" means the occurrence of any of the events or conditions described below:

                           (i) Absent the Participant's consent, if the Participant shall cease to maintain his or her position specified in the Employment

                                    Agreement with the Company (or any successor or parent thereof) or upon the assignment to the Participant of any material duties or responsibilities which are inconsistent with his position or responsibilities; or any removal of the Participant from or failure to reappoint or reelect him to any such offices or positions, except during a period of Total and Permanent Disability or in connection with the termination of his employment for Total and Permanent Disability, Cause, as a result of his death, or by the Participant other than for Good Reason;

                           (ii)     Absent the Participant's consent, a
                                    reduction in the Participant's base salary or any failure to pay the Participant any compensation or benefits to which he is entitled within thirty (30) days of the due date;

                           (iii)    A Change of Control;

                           (iv) Any material breach by the Company of any provision of the Participant's Employment Agreement; provided, however, the Participant shall first notify the Company in writing stating with reasonable specificity the breach by the Company and the Company fails to cure such breach within ten (10) days of the date of such notice;

                           (v)      Any purported termination of the
                                    Participant's employment for Cause by the Company which is found by a court of competent jurisdiction or an arbitrator not to comply with the terms of the Participant's Employment Agreement; or

                           (vi) The failure of the Company to obtain an agreement, reasonably satisfactory to the Participant, from any successor or assign of the Company to assume and agree to perform the Participant's Employment Agreement, as contemplated thereunder.

                           The Participant's right to terminate his employment for Good Reason shall not be affected by his incapacity due to physical or mental illness.

                  (u) The term "MONTHLY TARGET TOTAL CASH COMPENSATION" shall mean one-twelfth (1/12) of the sum of a Participant's annual base salary and annual target bonus as approved by the Compensation Committee.

                  (v) The terms "NORMAL RETIREMENT" and "LATE RETIREMENT" shall each mean the termination of the Participant's status as an Employee after the Participant attains age sixty (60).

                  (w) The term "PARTICIPANT" shall mean an Employee who is selected to participate in the Plan pursuant to
                           Article III.

                  (x) The term "PLAN" shall mean the Pegasus Solutions, Inc. Supplemental Executive Retirement Plan as set forth herein, as amended from time to time in accordance with the Participants' consent as set forth in Article VII.

                  (y) The term "PLAN YEAR" shall mean the 12-month period beginning on each January 1st and ending on the subsequent December 31st.

                  (z)      The term "TOTAL AND PERMANENT DISABILITY" shall mean:

                           (i) A mental or physical disability, either occupational or non-occupational in cause, which satisfies the definition of "Disability" (or any corresponding term) as set forth in an Employment Agreement; or

                           (ii) If there is no Employment Agreement or if the Employment Agreement then in effect has no such defined term or concept, a mental or physical disability, either occupational or non-occupational in cause, which satisfies the definition of "total and permanent disability" (or any corresponding term) as set forth in the principal long-term disability policy or plan provided by the Company then covering the Participant; or

                           (iii) If there is no such policy then covering the Participant, a mental or physical disability which, as determined by the Administrative Committee in good faith upon receipt of and in reliance on sufficient competent medical advice from one or more individuals selected by the Administrative Committee who are qualified to give professional medical advice, impairs or is expected to impair the Participant's ability to substantially perform the Participant's duties as an Employee of the Company for a period of at least ninety (90) consecutive days.

                  (aa) The term "YEARS OF PARTICIPATION" shall mean the period of time, computed to the nearest completed month, commencing on the Participant's Date of Participation in the Plan and ending on the Participant's Determination Date. Notwithstanding the preceding sentence, the Compensation Committee may, in its discretion, credit a Participant with additional full or partial Years of Participation.

                  (bb) The term "YEARS OF SERVICE" shall mean the period of time, computed to the nearest completed month, commencing on the Participant's date of hire as an Employee of the Employer and ending on the Participant's Determination Date. Notwithstanding the preceding sentence, the Compensation Committee may, in its discretion, credit a Participant with additional full or partial Years of Service.

         2.2 Construction. Except when otherwise indicated by the context, the masculine shall also include the feminine gender and the singular shall also mean the plural.

                                   ARTICLE III

                                  PARTICIPATION

         3.1 Selection of Participants. Participation in the Plan shall be limited to those select management Employees of the Employer who are designated as Participants by the Compensation Committee. No person shall have an automatic right to be selected as a Participant. Notwithstanding the foregoing, a Participant shall continue to participate in the Plan pursuant to the terms of an Employment Agreement, where applicable.

                                   ARTICLE IV

                                    BENEFITS

         4.1 Eligibility for Benefits. A Participant shall be eligible for a benefit determined in accordance with the provisions of Section 4.2 if the Participant's Determination Date occurs due to one of the following reasons:

                  (a)      Normal Retirement or Late Retirement;

                  (b)      Early Retirement;

                  (c)      Death;

                  (d)      Total and Permanent Disability;

                  (e) Termination of employment with the Employer for Good Reason following a Change of Control;

                  (f)      Termination of employment after completion of four
                           (4) Years of Participation (i) by the Employer for any reason other than Cause or (ii) by the Participant; or

                  (g) If a Participant's Employment Agreement provides that the Participant shall be deemed to have satisfied the requirements for eligibility for benefits under the Plan if his or her employment is terminated by the Company without Cause, or by the Participant for Good Reason, the Determination Date following termination by the Company without Cause, as defined in the Plan, or by the Participant with Good Reason.

         4.2 Amount of Benefits. The benefit payable to the Participant or the Participant's Beneficiary under the Plan pursuant to Section 4.1 shall be determined as follows:

                  (a) Normal Retirement or Late Retirement. A monthly benefit equal to the Participant's Accrued Benefit, commencing on the first day of the month following the Participant's Determination Date.

                  (b) Early Retirement. A monthly benefit equal to the Participant's Accrued Benefit commencing on the first day of the month coinciding with or next following the Participant's sixtieth (60th) birthday. Alternatively, the Participant may, no later than six
                           (6) months prior to the Participant's Determination Date, elect to receive reduced monthly payments commencing on the first day of any month after the Participant's Determination Date. The reduced benefit is equal to the Participant's Accrued Benefit reduced by four percent (4%) for each year (pro-rated for partial years) between the date of the Participant's first benefit payment and the first month coinciding with or next following the Participant's sixtieth
                           (60th) birthday.

                  (c) Death. A single lump-sum payment that is Actuarially Equivalent to the Participant's Accrued Benefit at the Participant's death, payable to the Participant's Beneficiary as soon as practicable following such death.

                  (d) Total and Permanent Disability. A monthly benefit commencing on the first day of the month coinciding with or next following the Participant's sixtieth
                           (60th) birthday. The amount of the benefit is the Participant's Accrued Benefit determined using the Years of Service the Participant would have at age sixty (60) and the Participant's Final Average Compensation at the time of the Participant's termination as an Employee for Total and Permanent Disability. Such benefit shall be reduced by any benefit the Participant receives from the long-term disability plan provided by the Company.

                  (e) Termination. A monthly benefit equal to the Participant's Accrued Benefit commencing on the first day of the month coinciding with or next following the Participant's sixtieth (60th) birthday.

         4.3 Form of Payment. Except as otherwise specifically provided, payment of benefits from this Plan, if any, shall be payable as a single life annuity during the Participant's lifetime with the last payment to be made for the month in which the Participant's death occurs.

         4.4 Optional Forms of Payment. In lieu of the form and amount of benefit payable under Section 4.3, a Participant may, no later than twelve (12) months prior to the date benefits commence, elect a benefit of Actuarially Equivalent value to the Accrued Benefit payment specified in Section 4.3 in one of the following forms:

                  (a) Monthly payments to the Participant during the Participant's life and, if the Participant is survived by a Beneficiary, continuing monthly payments in the amount of fifty percent (50%) or one hundred percent (100%) of the amount payable to the Participant to such Beneficiary for the Beneficiary's lifetime;

                  (b) Monthly payments to the Participant during the Participant's life and, if the Participant dies within one hundred twenty (120) months of the date the Participant's benefits commenced, continuing monthly payments of the same amount to the Participant's Beneficiary for the balance of such one hundred twenty (120) month period;

                  (c) Monthly payments to the Participant or the Participant's Beneficiary for a period of one hundred twenty (120) months; or

                  (d) A partial or full lump-sum payment, in the discretion of the Compensation Committee.

         4.5 Distributions Following a Change of Control. Notwithstanding the foregoing:

                  (a) A Participant shall receive an immediate lump-sum distribution of his Accrued Benefit if his Determination Date follows termination of employment with the Employer within twelve (12) months following a Change of Control.

                  (b) A Participant may elect, within twelve (12) months following a Change of Control, to receive an in-service distribution of his Accrued Benefit in a lump sum, provided that such Participant must agree irrevocably that he or she shall no longer participate in the Plan. The Company's actuaries shall provide the calculation of such Actuarially Equivalent lump sum amount based on the actuarial assumptions in the Plan. This election must be in writing, and will be effective as soon as administratively feasible following the date the election is received by the Company, but in no event later than thirty (30) days following the date the election is received by the Company.

                                   ARTICLE V

                            FUNDING AND OTHER MATTERS

         5.1 No Trust Required.

         The adoption of this Plan and any setting aside of amounts by the Employer with which to discharge its obligations hereunder shall not be deemed to create a trust; legal and equitable title to any funds so set aside shall remain in the Employer, and any recipient of benefits hereunder shall have no security or other interest in such funds. Any and all funds so set aside shall remain subject to the claims of the general creditors of the Employer. This provision shall not require the Employer to set aside any funds, but the Employer may set aside such funds if it chooses to do so.

         5.2 Funding of Obligation. Section 5.1 above to the contrary notwithstanding, the Employer may elect to transfer assets to a trust, the provisions of which may require the use of the trust's assets to satisfy claims of an Employer's general unsecured creditors in the event of such Employer's insolvency and direct that no Participant shall at any time have a prior claim to such assets. The assets of the trust shall not be deemed to be assets of this Plan. Upon a Change of Control, the Committee shall transfer assets to the trust sufficient to pay for any benefits accrued under the Plan as of the date of such action for Participants who are or have been employed by the Employer, where such accrued benefits shall be the actuarially determined benefits as of such Change of Control.

         5.3 Continued Employment. Nothing contained in the Plan shall be construed as conferring upon the Participant the right to continue in the employment of the Employer in any capacity or as otherwise affecting the employment relationship.

         5.4 Restriction on Assignment. The benefits provided hereunder are intended for the personal security of persons entitled to payment under the Plan and are not subject in any manner to the debts or other obligations of the persons to whom they are payable. The interest of any Participant or his Beneficiary may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are payable, nor shall they be subject to garnishment, attachment, or other legal equitable process nor shall they be an asset in bankruptcy.

         5.5 Binding on Company, Participants and Their Successors. The Plan shall be binding upon the parties hereto, the successors and assigns of the Company and the heirs, executors and administrators of the Participants.

         5.6 Governing Law. THE PLAN SHALL BE CONSTRUED AND ENFORCED UNDER THE LAWS OF THE STATE OF TEXAS EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.

         5.7 Severability. In the event any provision of the Plan shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted.

                                   ARTICLE VI

                                 ADMINISTRATION

         6.1 Administration. The Administrative Committee shall be responsible for the general administration of the Plan. The Administrative Committee and/or the Compensation Committee shall have the authority to make rules to administer and interpret the Plan, to decide questions arising under the Plan, and to take such other action as may be appropriate to carry out the purposes of the Plan.

         6.2 Finality of Determination. The determination of the Administrative Committee and/or the Compensation Committee as to any disputed questions arising under the Plan, including questions of construction and interpretation shall be final, binding, and conclusive upon all persons with respect to each determination assigned to either the Administrative Committee or the Compensation Committee. These determinations include, but are not limited to, the Compensation Committee's determinations as to which Employees shall be Participants and the Administrative Committee's determinations regarding the specific benefits which shall be paid to or on behalf of each such Participant.

         6.3 Expenses. The expenses of administering the Plan shall be borne by the Company.

         6.4 Indemnification and Exculpation. The members of the Compensation Committee, the Board, the Administrative Committee and the officers, directors, and employees of the Company shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by them in settlement (with the Company's written approval) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such person's fraud or willful misconduct.

         6.5 Claims Procedure. If any person (hereinafter called the "Claimant") feels that he is being denied a benefit to which he is entitled under this Plan, such Claimant may file a written claim for said benefit with the Administrative Committee. Within ninety (90) days following the receipt of such claim the Administrative Committee shall determine and notify the Claimant as to whether he is entitled to such benefit. If an extension of time is required to process the claim, this time period may be extended an additional ninety (90) days. If the claim requires the Administrative Committee to make a determination of Total and Permanent Disability, the time period in which the Administrative Committee will review the claim is forty-five (45) days, with two possible extensions of thirty (30) days each. In all cases, the Claimant will be notified in writing of an extension and the reasons for the extension. If the claim is denied, the written notice of denial to the Claimant will include the specific reasons for the denial, references to the provisions of the Plan supporting the denial, a description of any additional information necessary for the claim to be granted, a description of the Plan's claims review procedures, and a statement regarding the Claimant's legal rights to challenge a denial of his or her claim following appeal.

If the Claimant still feels that he has a claim, the Claimant may file an appeal with the Administrative Committee in writing within sixty (60) days of receiving the notice of denial. If the Claimant requires the Administrative Committee to make a determination of Total and Permanent Disability, the Claimant may file an appeal with the Administrative Committee in writing within one hundred eighty
(180) days of receiving the notice of denial. The Claimant may submit documents, records, and other information related to his or her appeal. Upon request, the Claimant may review information relevant to the benefit claim or the Administrative Committee will provide the Claimant with copies of information relevant to the benefit claim without charge. Final determination on the claim will be made no later than sixty (60) days after the Administrative Committee's receipt of the Claimant's written request for an appeal. If additional time is required for processing the Claimant's appeal, this time period may be extended an additional sixty (60) days. If the claim requires the Administrative Committee to make a determination of Total and Permanent Disability, a final determination will be made within forty-five (45) days of the Claimant's request for an appeal. If additional time is required for processing the appeal, this time period may be extended an additional forty-five
(45) days. In all cases, the Claimant will be notified of an extension and the reasons for the extension. If the Claimant's appeal is denied, the written notice of denial will include the specific reasons for the denial, references to the provisions of the Plan supporting the denial, and a statement regarding the Claimant's legal rights to challenge the denial of the claim. Upon request, the Claimant may review information relevant to the benefit claim or the Administrative Committee will provide the Claimant with copies of information relevant to the benefit claim without charge. The final decision of the Administrative Committee shall be conclusive and binding upon all parties having or claiming to have an interest in the matter being reviewed.

                                  ARTICLE VII

                            AMENDMENT AND TERMINATION

         7.1 Amendment and Termination. The Board may at any time amend or terminate the Plan, provided that a Participant shall not be subject to any such amendment or termination without his or her written consent. If the Plan should be amended or terminated, the Company shall be liable for any benefits accrued under the Plan as of the date of such action.

         IN TESTIMONY WHEREOF, PEGASUS SOLUTIONS, INC. has caused this instrument to be executed in its name and on its behalf, by the officer thereunto duly authorized this 28th day of February, 2003, effective as of July 1, 2002.

                                   PEGASUS SOLUTIONS, INC.

                                   By:
                                      --------------------

                                   Title:
                                         -----------------



Attest:
       -----------------